Exhibit 99.1

Press Release	Source: Hersha Hospitality Trust

Hersha Hospitality Announces First Quarter 2006 Earnings
Wednesday May 10, 7:00 am ET
Acquires Interests in 8 Hotels Totaling 1,402 Rooms
Owned Hotels RevPAR Increases 20.5%
Owned Hotel EBITDA Margin Improves 709 Basis Points

PHILADELPHIA--(BUSINESS WIRE)--May 10, 2006--Hersha Hospitality Trust (AMEX:HT - News), a real estate investment trust (REIT) that owns interests in 58 nationally franchised, upscale and midscale hotels, today announced earnings for the first quarter 2006.

Consolidated Adjusted FFO for the first quarter 2006 declined to $0.03 per diluted share from $0.06 per diluted in the same quarter of 2005. Net loss applicable to common shareholders was ($5.1) million, or ($0.25) per diluted share compared to a net loss of ($1.0) million, or ($0.05) per diluted share in first quarter 2005. The increase in net loss on a year-over-year basis is primarily due to higher depreciation and amortization charges from growth in the Company's portfolio, dividends on the Company's Series A Preferred shares issued in 2005, write-offs of deferred financing costs related to the Company's new $60 million credit facility and increased interest expense.

Mr. Jay H. Shah, Chief Executive Officer, commented, "We followed up the success we had in 2005 with a strong start to 2006. For the first quarter, which is our seasonally weakest quarter, given our concentration of hotels in the Northeast, we grew hotel revenues by 117% and EBITDA by 165%. Our acquisition activity during the quarter of six wholly-owned hotels and two joint-venture investments is emblematic of our overall strategy of placing an emphasis on buying wholly-owned core hotels and from time-to-time entering into joint-ventures that we believe will add value for shareholders."

Financial Highlights for the First Quarter 2006

Consolidated hotel revenues, including revenues of hotels held for sale, increased 86% to $25.9 million for the first quarter 2006 from $13.9 million in the first quarter 2005 driven primarily by growth in room revenues and acquisitions of hotels. RevPAR for the Company's consolidated hotels (41 hotels) increased 20.5% on a year-over-year basis to $62.73 driven by a 12.0% increase in ADR to $97.89 and a 7.6% improvement in occupancy to 64.1%. Gross operating profit margins increased to 36.7% from 30.3% from the year ago quarter. Total EBITDA for consolidated hotels increased 155.3% to $6.7 million for the first quarter 2006. EBITDA margins for the quarter increased 709 basis points to 26.1% for consolidated hotels.

On a same-store basis (27 hotels), RevPAR for the first quarter 2006 increased 10.2% on a year-over-year basis to $63.30 driven by a 4.4% increase in ADR to $97.27 and a 5.6% improvement in occupancy to 65.1%. Same-store EBITDA increased 11.8% to $4.0 million due to the increase in revenue, offset somewhat by higher utility costs, repairs and maintenance, accounting fees and payroll and benefits costs.

Other First Quarter 2006 Highlights

•
In January, the Company closed the acquisition of the 118-room Courtyard - Langhorne, PA, the 103-room Fairfield Inn & Suites - Bethlehem, PA and the 118-room Fairfield Inn & Suites - Mt. Laurel, NJ for total consideration of $40.5 million.

•	In January, Hersha Hospitality Trust received $19.5 million in development loan repayments.
•	In February, the Company completed the purchase of the 120-room Courtyard - Scranton, PA, the 96-room Residence Inn - Tyson's Corner, VA and the 188-room Hilton Garden Inn - JFK Airport, NY.
•
In February, Hersha Hospitality Trust also finalized two joint-venture agreements. The first was for a 15% interest with an 8.5% participating preferred equity return in the 409-room Marriott - Hartford Downtown, CT. The second was for an 80% interest with a 9.0% participating preferred equity return in the 250-room Hampton Inn - Philadelphia, PA.

•	In February, Hersha Hospitality Trust also reduced its equity interest in the 392-room Hilton Hartford, CT from 44% to 8.8% with an 8.5% participating preferred equity return.

Balance Sheet

At March 31, 2006, Hersha Hospitality Trust had approximately $313 million of long-term debt outstanding, which included approximately $51.5 million of Trust Preferred Securities and debt on assets held for sale. The weighted average interest rate on the Company's fixed rate debt was approximately 6.71%. The weighted average life of the Company's debt was 10.5 years. Fixed rate debt, including variable rate debt hedged by interest rate swaps, amounted to approximately 88.0% of total debt. At March 31, 2006, the Company's fully-diluted common shares and partnership units outstanding were a combined 23,871,640.

Dividend

For the first quarter 2006, Hersha Hospitality Trust declared cash common and limited partnership unit dividends of $0.18 per common share. The Company's common dividend represents the 28th consecutive quarterly dividend at this amount since the Company's 1999 initial public offering. The Common dividend represents a yield of approximately 7.7% based upon the closing price of Hersha Hospitality Trust stock on May 9, 2006. The Board of Trustees also declared a cash dividend of $0.50 per Series A Preferred Share.

Subsequent Events

The Company closed on the sale of 7,497,500 common shares, receiving net proceeds of approximately $63.5 million. The Company used or will use the proceeds to repay outstanding indebtedness under its revolving credit line, to fund acquisitions and development loans and for general corporate purposes.

In May, Hersha closed the acquisition of four Boston, Massachusetts area hotels for a combined purchase price of $44 million, in two separate transactions. The first deal includes the purchase of the 112-room Holiday Inn Express Cambridge, Massachusetts from an affiliated company. The second deal comprises a 96-room Residence Inn in North Dartmouth, Massachusetts, a 100-room Hawthorn Suites in Franklin, Massachusetts and an 84-room Comfort Inn in North Dartmouth, Massachusetts. As part of this transaction, the Company obtained a right of first refusal to purchase a 100-room Residence Inn in Norwood, Massachusetts, which is currently under construction and expected to open in August 2006.

In May, the Company also closed the sale of its Holiday Inn Express in Hartford, Connecticut for $3.6 million, which includes the transfer of the existing land lease obligations. The asset was sold to an unaffiliated developer.

On April 3, Hersha closed a development loan in the amount of $7.0 million, bearing interest of 10.0% per annum. The loan is being used to finance the development of a Sheraton Hotel at the JFK Airport in New York City.

Outlook for 2006

Assuming a continued strong economy in the Northeast U.S. corridor and limited supply growth, the Company anticipates that its current portfolio, including the acquisitions completed to date, will lead to another year of growth in funds from operations.

Net income available to common shareholders for the full year ended December 31, 2006 is forecasted to be in the range of $1.25 million to $2.25 million, or $0.04 to $0.08 per weighted average diluted share outstanding. The Company continues to expect Adjusted FFO to be in the range of $0.98 to $1.02 per diluted share for the full year ended December 31, 2006.

The Company is increasing its previously issued RevPAR guidance and is assuming RevPAR growth of 8% to 10% across the Company's consolidated portfolio.

First Quarter 2006 Earnings Conference Call

The Company will host a conference call to discuss its first quarter 2006 financial results, today, May 10, 2006 at 10:00 AM Eastern time. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, and Mr. Ashish Parikh, Chief Financial Officer.

The conference call can be accessed by dialing (800) 817-4887 or for international participants (913) 981-4913. A replay of the call will be available from 1:00 PM Eastern time on May 10, 2006, through Midnight on May 17, 2006. The replay can be accessed by dialing (888) 203-1112 or for international participants (719) 457-0820 and entering passcode 5584276.

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenue:
Hotel Operating Revenues	$23,901	$11,021

Expenses:
Hotel Operating Expenses	15,958	8,092
Land Leases	162	108
Real Estate and Personal Property Taxes and Property Insurance	1,487	775
General and Administrative	1,164	977
Unrecognized (Gain) on Derivatives	(4)	(4)
Depreciation and Amortization	3,796	1,655
Total Operating Expenses	22,563	11,603
Operating Income (Loss)	1,338	(582)

Interest Income	158	37
Interest Income - Secured Loans Related Party	421	1,000
Interest Income - Secured Loans	7	-
Other Revenue	194	27
Interest Expense	5,622	1,630
Debt Extinguishment	255	-

Loss before income (loss) from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	(3,759)	(1,148)

Income (Loss) from Unconsolidated Joint Venture Investments	(1,110)	49

Loss before Distribution to Preferred Unitholders, Minority Interests and Discontinued Operations	(4,869)	(1,099)

Loss Allocated to Minority Interest in Continuing Operations	(1,015)	(242)
Loss from Continuing Operations	(3,854)	(857)

Discontinued Operations:
Income (Loss) from Discontinued Operations	(30)	(117)

Net Loss	(3,884)	(974)
Preferred Distributions	1,200	-

Net Loss applicable to Common Shareholders	$(5,084)	$(974)

Basic and diluted earnings per share
Loss from continuing operations applicable to common shareholders	$(0.25)	$(0.04)

Discontinued operations	(0.00)	(0.01)

Net Loss applicable to Common Shareholders	$(0.25)	$(0.05)

Weighted Average Common Shares Outstanding
Basic	20,308,225	20,291,234
Diluted	20,379,225	20,291,234

FFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT") developed Funds From Operations ("FFO") as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO as defined by NAREIT is net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. With respect to FFO from unconsolidated joint-ventures, we also add back depreciation from the purchase price of the joint-venture interest in excess of the joint-venture's basis in its hotels.

Hersha also presents Adjusted Funds from Operations (Adjusted FFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•
adding back income or loss allocated to units of partnership interest in our operating partnership, because the company reports Adjusted FFO to common shareholders on a fully diluted basis assuming conversion of those units to common shares;

•	adding back income allocated to minority interest (units of partnership interest in our operating partnership) related to discontinued operations;
•	adding back depreciation related to discontinued operations;
•	adding back distributions to holders of preferred units of partnership interest in the company's operating partnership, if any, which are expensed for GAAP purposes on its income statement;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO or Adjusted FFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha's performance or to cash flow as a measure of liquidity or ability to make distributions. Hersha considers FFO and Adjusted FFO to be meaningful, additional measures of operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as a performance measure. We show both FFO from consolidated hotels and FFO from unconsolidated joint-ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. Hersha also believes that the additional adjustments made to arrive at Adjusted FFO help to provide a meaningful view of its underlying operations. Comparison of the company's presentation of FFO and Adjusted FFO to similarly titled measures for other REITs is not necessarily meaningful due to the differences in the calculations used internally and by other REITs.

The following table reconciles FFO and Adjusted FFO for the periods presented to the most directly comparable GAAP measure, net income, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO)
(in thousands, except shares and per share data)

	Three Months Ending
	3/31/2006	3/31/2005

Net Loss applicable to common shares	$(5,084)	$(974)
Less:
Loss (Income) from Unconsolidated Joint Ventures	1,110	(49)
Add:
Depreciation and amortization	3,796	1,655

Funds from Consolidated Hotel Operations	(178)	632

(Loss) Income from Unconsolidated Joint Ventures	(1,110)	49

Add:
Depreciation and amortization of purchase price in excess of historical cost	475	-
Interest in depreciation and amortization of unconsolidated joint venture	1,021	257

Funds from Unconsolidated Joint Ventures Operations	386	306
Funds from Operations	208	938

Add:
Loss allocated to minority interest in our operating partnership	(604)	(139)
Loss allocated to minority interest for discontinued operations	(5)	(16)
Depreciation from discontinued operations	259	308
Amortization of deferred financing costs	213	80
Deferred financing costs written off in debt extinguishment	255	-
Interest in deferred financing costs written off in unconsolidated joint venture debt extinguishment	207	-
Amortization of ground lease expense	61	58

Adjusted Funds from Operations	$593	$1,229

AFFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.03	$0.06

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) - 2006 FORECAST RECONCILIATION
(in thousands, except shares and per share data)

	Low	High
	Twelve Months Ending
	12/31/2006	12/31/2006

Net Income applicable to common shares	$1,250	$2,250
Less:
(Income) from Unconsolidated Joint Ventures	(1,614)	(1,914)
Add:
Depreciation and amortization	19,000	19,000

Funds from Consolidated Hotel Operations	18,636	19,336

Income from Unconsolidated Joint Ventures	1,614	1,914
Add:
Depreciation and amortization	6,000	6,000

Funds from Unconsolidated Joint Ventures Operations	7,614	7,914

Funds from Operations	26,250	27,250

Add:
Income allocated to minority interest in our operating partnership	138	248
Amortization of deferred financing costs	850	850
Deferred financing costs written off in debt extinguishment	700	700
Interest in deferred financing costs written off in unconsolidated jv debt extinguishment	207	207
Amortization of ground lease expense	275	275

Adjusted Funds from Operations	$28,420	$29,530

Fully Diluted Weighted Average Common Shares and Units Outstanding	29,000,000	29,000,000
Adjusted FFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.98	$1.02

EBITDA and GAAP Reconciliation

Earnings Before Interest Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Management believes EBITDA to be a meaningful measure of a REIT's performance and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and Adjusted FFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDA
(in thousands, except shares and per share data)

	Three Months Ended
	3/31/2006	3/31/2005

Net (Loss) applicable to common shares	$(5,084)	$(974)
Less: Interest income	(158)	(37)
Loss (Income) from Unconsolidated Joint Ventures	1,110	(49)
Add:
Interest expense	5,622	1,630
Deferred financing costs written off in debt extinguishment	255	-
Distributions to Series A Preferred Shareholders	1,200	-
(Loss) allocated to minority interest in our operating partnership	(604)	(139)
(Loss) allocated to minority interest for discontinued operations	(5)	(16)
Depreciation and amortization from continuing operations	3,796	1,655
Depreciation from discontinued operations	259	308
Amortization of ground lease expense	61	58

EBITDA from Consolidated Hotel Operations	6,452	2,436

Supplemental Schedules

The company has included supplemental schedules as an addendum to this press release in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust that owns interests in 58 midscale, upscale and upper upscale hotel properties with 7,211 rooms located in high barrier to entry markets primarily from Metro Boston, Massachusetts to Metro Washington, DC with strong, national franchise affiliations. The Company focuses on acquisition and joint venture opportunities in primary and secondary markets near major metropolitan markets. More information on the Company is available on the Company's web site at www.hersha.com.

Forward-Looking Statement:

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.

CONSOLIDATED HOTELS:
(Recorded from date of acquisition or investment)

	Three Months Ended March 31,
	2006	2005	% Variance

Rooms Available	375,448	235,230
Rooms Occupied	240,603	140,046
Occupancy	64.08%	59.54%	7.6%
Average Daily Rate (ADR)	$97.89	$87.42	12.0%
Revenue Per Available Room (RevPAR)	$62.73	$52.05	20.5%

Room Revenues	$23,551,527	$12,243,409
Food & Beverage/Other Revenues	$2,323,533	$1,674,273
Total Revenues	$25,875,060	$13,917,682
Discontinued Assets	$1,965,673	$3,052,813
EBITDA	$6,749,640	$2,644,289
EBITDA Margin	26.1%	19.0%
EBITDA Margin Growth	7.1%

SAMESTORE HOTELS:
(Owned for the entire reporting period)

	Three Months Ended March 31,
	2006	2005	% Variance

Rooms Available	249,311	249,840
Rooms Occupied	162,246	154,012
Occupancy	65.08%	61.64%	5.6%
Average Daily Rate (ADR)	$97.27	$93.16	4.4%
Revenue Per Available Room (RevPAR)	$63.30	$57.43	10.2%

Room Revenues	$15,781,006	$14,348,290
Food & Beverage/Other Revenues	$2,095,854	$1,911,614
Total Revenues	$17,876,860	$16,259,904
EBITDA	$3,964,589	3,545,993
EBITDA Margin	22.2%	21.8%
EBITDA Margin Growth	0.4%

ALL HOTELS INCLUDING JOINT VENTURE ASSETS:
(Recorded from date of acquisition or investment)

	Three Months Ended March 31,
	2006	2005	% Variance

Rooms Available	577,076	273,390
Rooms Occupied	374,550	168,606
Occupancy	64.90%	61.67%	5.2%
Average Daily Rate (ADR)	$106.73	$94.07	13.5%
Revenue Per Available Room (RevPAR)	$69.27	$58.02	19.4%

Room Revenues	$39,974,857	$15,861,086
Food & Beverage/Other Revenues	$8,531,712	$2,031,312
Total Revenues	$48,506,569	$17,892,398
EBITDA	$10,631,841	$3,926,297
EBITDA Margin	21.9%	21.9%
EBITDA Margin Growth	0.0%

Hersha Hospitality Trust
Total Portfolio
March 31, 2006
(Dollars in thousands)

Name		Rooms	Year Opened/ Complete Renovation	Acquisition Date	Debt Balance as of 03/31/06
Marriott
1.	Mystic, CT	285	2001	8/9/2005	$34,084
2.	Hartford, CT	409	2005	2/9/2006	$45,000

Hilton
3.	Hartford, CT	392	2005	10/6/2005	$22,000

Courtyard
4.	Scranton	120	1996	2/1/2006	$6,300
5.	Langhorne, PA	118	2002	1/3/2006	$15,575
6.	Brookline/Boston, MA	188	2003	6/16/2005	$38,913
7.	Norwich, CT	144	1997	8/9/2005	$9,400
8.	South Boston, MA	164	2005	7/1/2005	$16,000
9.	Wilmington, DE	78	1999	6/17/2005	$8,000
10.	Warwick, RI	92	2003	8/9/2005	$6,450
11.	Ewing/Princeton, NJ	130	2004	7/1/2004	$13,500

Hampton Inn
12.	Philadelphia, PA	250	2001	2/15/2006	NA
13.	Chelsea/Manhattan, NY	144	2003	8/29/2003	$15,675
14.	Linden, NJ	149	2003	10/1/2003	$9,932
15.	Newnan, GA	91	1996	4/20/2000	$2,897
16.	Peachtree City, GA	61	1994	4/20/2000	$1,925
17.	Hershey, PA	110	1999	1/1/2000	$3,483
18.	Carlisle,PA	95	1997	1/26/1999	$3,694
19.	Danville, PA	72	1998	9/1/1999	$2,338
20.	Selinsgrove, PA	75	1996	1/26/1999	$3,086
21.	Herald Square, Manhattan, NY	136	2005	4/1/2005	$21,930

Residence Inn
22.	Tysons Corner, VA	96	1984	2/2/2006	$9,577
23.	Danbury, CT	78	1999	8/9/2005	$8,050
24.	Framingham, MA	125	2000	3/26/2004	$9,339
25.	Greenbelt, MD	120	2002	7/16/2004	$12,711
26.	Mystic, CT	133	1996	09/15/2005	$7,939
27.	Southington, CT	94	2002	8/9/2005	$10,950
28.	Williamsburg, VA	108	2002	11/22/2005	$8,500

Holiday Inn Express
29.	Duluth, GA	68	1996	5/19/2000	$2,517
30.	Hartford, CT	96	2004	1/14/2004	NA
31.	Hershey, PA	85	1997	1/26/1999	$4,396
32.	New Columbia, PA	81	1997	1/26/1999	$1,683
33.	Malvern, PA	88	2004	5/24/2005	$5,740
34.	Oxford Valley, PA	88	2004	5/26/2005	$5,460
35.	South Boston, MA	118	1998	10/7/2005	$6,326

Hilton Garden Inn
36.	JFK Airport, NY	188	2005	2/16/2006	$12,959
37.	Edison, NJ	132	2003	10/1/2003	$7,946
38.	Glastonbury, CT	150	2003	11/13/2003	$13,500
39.	Gettysburg, PA	88	2004	7/23/2004	$5,315

Springhill Suites
40.	Waterford, CT	80	1998	8/9/2005	$6,335
41.	Williamsburg, VA	120	2002	11/22/2005	$5,734

Holiday Inn Express & Suites
42.	Harrisburg, PA	77	1997	9/1/1999	NA
43.	King of Prussia, PA	155	2004	5/23/2005	$11,270

Four Points - Sheraton
44.	Revere/Boston, MA	180	2001	3/11/2004	$8,616

Mainstay
45.	Valley Forge, PA	69	2000	6/1/2001	NA
46.	Frederick, MD	72	2001	1/1/2002	$3,500

Holiday Inn (HICC)
47.	Harrisburg, PA	196	1970	1/26/1999	$3,180

Comfort Inn
48.	Harrisburg, PA	81	1998	1/26/1999	$2,245
49.	Frederick, MD	73	2004	5/27/2004	$2,831

Fairfield Inn
50.	Mt. Laurel, NJ	118	1998	1/3/2006	$7,400
51.	Bethlehem, PA	103	1997	1/3/2006	$6,225
52.	Laurel, MD	109	1999	1/31/2005	NA

Independent
53.	Wilmington, DE	71	1999	6/17/2005	$3,760

Comfort Suites
54.	Duluth, GA	85	1996	5/19/2000	$3,035

Sleep Inn
55.	Valley Forge, PA	87	2000	6/1/2001	NA

TOTAL		6,915

Name		Ownership %	Hersha Preferred Equity Return
Marriott
1.	Mystic, CT	66.7%	8.50%
2.	Hartford, CT	15.0%	8.50%

Hilton
3.	Hartford, CT	8.8%	8.50%

Courtyard
4.	Scranton	100.0%
5.	Langhorne, PA	100.0%
6.	Brookline/Boston, MA	100.0%
7.	Norwich, CT	66.7%	8.50%
8.	South Boston, MA	50.0%	10.00%
9.	Wilmington, DE	100.0%
10.	Warwick, RI	66.7%	8.50%
11.	Ewing/Princeton, NJ	50.0%	11.00%

Hampton Inn
12.	Philadelphia, PA	80.0%	9.00%
13.	Chelsea/Manhattan, NY		33.3%
14.	Linden, NJ	100.0%
15.	Newnan, GA	100.0%
16.	Peachtree City, GA	100.0%
17.	Hershey, PA	100.0%
18.	Carlisle,PA	100.0%
19.	Danville, PA	100.0%
20.	Selinsgrove, PA	100.0%
21.	Herald Square, Manhattan, NY	100.0%

Residence Inn
22.	Tysons Corner, VA	100.0%
23.	Danbury, CT	66.7%	8.50%
24.	Framingham, MA	100.0%
25.	Greenbelt, MD	100.0%
26.	Mystic, CT	66.7%	8.50%
27.	Southington, CT	44.7%	8.50%
28.	Williamsburg, VA	75.0%	12.00%

Holiday Inn Express
29.	Duluth, GA	100.0%
30.	Hartford, CT	100.0%
31.	Hershey, PA	100.0%
32.	New Columbia, PA	100.0%
33.	Malvern, PA	100.0%
34.	Oxford Valley, PA	100.0%
35.	South Boston, MA	50.0%	10.00%

Hilton Garden Inn
36.	JFK Airport, NY	100.0%
37.	Edison, NJ	100.0%
38.	Glastonbury, CT	40.0%	11.00%
39.	Gettysburg, PA	100.0%

Springhill Suites
40.	Waterford, CT	66.7%	8.50%
41.	Williamsburg, VA	75.0%	(a. )

Holiday Inn Express & Suites
42.	Harrisburg, PA	100.0%
43.	King of Prussia, PA	100.0%

Four Points - Sheraton
44.	Revere/Boston, MA	55.0%	12.00%

Mainstay
45.	Valley Forge, PA	100.0%
46.	Frederick, MD	100.0%

Holiday Inn (HICC)
47.	Harrisburg, PA	100.0%

Comfort Inn
48.	Harrisburg, PA	100.0%
49.	Frederick, MD	100.0%

Fairfield Inn
50.	Mt. Laurel, NJ	100.0%
51.	Bethlehem, PA	100.0%
52.	Laurel, MD	100.0%

Independent
53.	Wilmington, DE	100.0%

Comfort Suites
54.	Duluth, GA	100.0%

Sleep Inn
55.	Valley Forge, PA	100.0%

(a.) - Preferred Return tier of 8% and 10% during years 1 and 2, respectively, and then a 12% preferred return thereafter

Hersha Hospitality Trust
Mortgages and Notes Payable
March 31, 2006

Owned Properties	'03/31/06 Fixed Rate Balance	Capped or Fixed Rate	'03/31/06 Floating Rate Balance	Floating Rate	Maturity

Four Points Sheraton - Revere, MA (SBA Loan)	$564,909	4.00%			01/2032
Courtyard - Brookline, MA	$38,913,000	5.35%			07/2015
Courtyard - Langhorne, PA	$15,575,000	5.75%			02/2016
Fairfield Inn & Suites - Mt. Laurel, NJ	$7,400,000	5.75%			02/2016
Fairfield Inn & Suites - Bethlehem, PA	$6,225,000	5.75%			02/2016
Courtyard - Scranton, PA	$6,300,000	5.83%			02/2016
Hampton Inn - Linden, NJ	$9,932,103	6.25%			10/2008
Hilton Garden Inn - Edison, NJ	$7,945,686	6.25%			10/2008
Residence Inn - Greenbelt, MD	$12,711,358	6.25%			10/2014
Residence Inn - Williamsburg, VA	$8,421,792	6.32%			01/2013
Springhill Suites - Williamsburg, VA	$5,734,142	6.32%			01/2013
Residence Inn - Framingham, MA	$9,339,279	6.38%			07/2019
Four Points Sheraton - Revere, MA	$8,050,863	6.50%			07/2009
Residence Inn - Tyson's Corner, VA	$9,577,310	6.52%			08/2013
Hilton Garden Inn - Gettysburg, PA	$5,315,182	6.62%			09/2009
Holiday Inn Express & Suites - King of Prussia, PA	$11,270,000	7.13%			07/2008
Holiday Inn Express - Malvern, PA	$5,740,000	7.13%			07/2008
Holiday Inn Express - Langhorne, PA	$5,460,000	7.13%			07/2008
Courtyard - Wilmington, DE	$8,000,000	7.13%			07/2008
Independent Hotel - Wilmington, DE	$3,760,000	7.13%			07/2008
Mainstay Suites and Comfort Inn - Frederick, MD	$6,331,036	7.75%			12/2012
Hampton Inn - Newnan, GA	$2,896,720	8.70%			08/2007
Comfort Suites - Duluth, GA	$3,035,420	8.71%			06/2010
Holiday Inn Express - Duluth, GA	$2,517,178	8.71%			06/2010
Hampton Inn - Carlisle, PA	$3,694,091	8.94%			04/2010
Hampton Inn - Selinsgrove, PA	$3,086,202	8.94%			04/2010
Holiday Inn Express - Hershey, PA	$4,395,500	8.94%			04/2010
Hampton Inn - Danville, PA	$2,338,032	8.94%			04/2010
HICC - New Cumberland, PA	$3,179,723	8.94%			04/2010

Comfort Inn - West Hanover, PA	$2,244,511	8.94%			04/2010
Holiday Inn Express - New Columbia, PA	$1,683,383	8.94%			04/2010
Hampton Inn - Peachtree City, GA	$1,925,191	9.43%			05/2017
Hampton Inn - Herald Square, NY			$21,930,000	30 Day LIBOR + 3.65%	03/2009
Hampton Inn - Hershey, PA			$3,482,708	30 Day LIBOR + 2.75%	06/2014
Hilton Garden Inn - JFK Airport, NY			$12,959,198	30 Day LIBOR + 2.75%	12/2010
Trust Preferred Tranche I	$25,774,000	7.34%			05/2035
Trust Preferred Tranche II	$25,774,000	7.17%			06/2035
Sub-Total	$275,110,610		$38,371,906

Total Consolidated Debt	$313,482,516

Unconsolidated Joint Ventures
Courtyard - Ewing, NJ	$13,500,000	5.54%			08/2012
Courtyard - Norwich, CT	$9,400,000	5.63%			08/2015
Springhill Suites - Waterford, CT	$6,335,000	5.63%			08/2015
Residence Inn - Southington, CT	$10,950,000	5.63%			08/2015
Residence Inn - Danbury, CT	$8,050,000	5.63%			08/2015
Courtyard - Warwick, RI	$6,450,000	5.63%			08/2015
Hilton Garden Inn - Glastonbury, CT	$13,500,000	5.98%			03/2016
HIEXP - South Boston	$6,325,971	6.75%			01/2015
Residence Inn - Mystic, CT	$7,938,954	6.89%			02/2014
Marriott - Mystic, CT	$25,083,718	6.98%			11/2010
Marriott - Mystic, CT (Mezzanine Loan)	$9,000,000	8.55%			11/2010

Hampton Inn - Chelsea, NY			$15,675,000	30 Day LIBOR + 3.50%	02/2007
Courtyard - South Boston, MA			$16,200,000	30 Day LIBOR + 2.25%	10/2009
Hilton - Hartford, CT			$22,000,000	30 Day LIBOR + 2.75%	11/2009
Marriott - Hartford, CT			$45,000,000	30 Day LIBOR + 2.90%	02/2010
Sub-Total	$116,533,643		$98,875,000

Total Unconsolidated Joint Venture Debt	$215,408,643

Hersha Hospitality Trust
First Quarter 2006 Acquisition Activity
March 31, 2006
(Dollars in thousands)

Name	Rooms	Year Opened/ Complete Renovation	Acquisition Date	Purchase Price	Debt Balance
Closed
Courtyard - Langhorne, PA	118	2002	01/03/2006	$21,000	$15,575
Fairfield Inn & Suites - Bethlehem, PA	103	1997	01/03/2006	$8,800	$6,225
Fairfield Inn & Suites - Mt. Laurel, NJ	118	1998	01/03/2006	$10,700	$7,400
Courtyard - Scranton, PA	120	1996	02/01/2006	$8,650	$6,300
Residence Inn - Tyson's Corner, VA	96	1984	02/02/2006	$19,750	$9,577
Marriott - Hartford Downtown, CT	409	2005	02/08/2006	$87,150	$45,000
Hampton Inn -					NA
Philadelphia, PA	250	2001	02/15/2006	$27,000
Hilton Garden Inn - JFK Airport, NY	188	2005	02/16/2006	$29,000	$13,000
TOTAL	1,402			$212,050	$103,077

Hersha Hospitality Trust
First Quarter 2006 Acquisition Activity
March 31, 2006
(Dollars in thousands)

Name	Ownership %	HERSHA % OF ACQUISITIONS	HERSHA % OF DEBT	Hersha Preferred Equity Return
Closed
Courtyard - Langhorne, PA	100.0%	$21,000	$15,575
Fairfield Inn & Suites - Bethlehem, PA	100.0%	$8,800	$6,225
Fairfield Inn & Suites - Mt. Laurel, NJ	100.0%	$10,700	$7,400
Courtyard - Scranton, PA	100.0%	$8,650	$6,300
Residence Inn - Tyson's Corner, VA	100.0%	$19,750	$9,577
Marriott - Hartford Downtown, CT	15.0%	$13,073	$6,750	8.50%
Hampton Inn - Philadelphia, PA	80.0%	$21,600		9.00%
Hilton Garden Inn - JFK Airport, NY	100.0%	$29,000	$13,000
TOTAL		$132,573	$64,827

Hersha Hospitality Trust
Development Loans Receivable
March 31, 2006

Hotel Property	Borrower	Principal Outstanding March 31, 2006	Interest Rate	Maturity Date

Hampton Inn - Seaport, New York	HPS Seaport, LLC and BCM, LLC	$13,000,000	10.0%	(1)
Candlewood Suites - Windsor Locks, CT	44 Windsor Locks Associates, LLC	$1,100,000	10.0%	August 31, 2006

		$14,100,000

(1) - Development loan has been paid off in full as of April 7, 2006.

Contact:
Hersha Hospitality Trust
Investors
Ashish Parikh, 215-238-1046

Source: Hersha Hospitality Trust